EXHIBIT 99.1
                                                                    ------------



                ATMI REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

      DANBURY, CT -- APRIL 25, 2007 -- ATMI, Inc. (Nasdaq: ATMI), today announced that revenues increased 7% to $82.2 million for the first quarter of 2007, compared with $76.9 million in the first quarter of 2006. Net income decreased 15% to $6.3 million, compared with $7.4 million a year ago, while earnings per diluted share were $0.18, compared with $0.20 per diluted share in the first quarter of 2006. The results are within the revised guidance range communicated in the Company's March 29th press release.

      Doug Neugold, ATMI Chief Executive Officer, said, "Our first quarter revenue was adversely affected by lower shipments in our packaging product line because of a product quality problem and softer-than-expected flat panel display market demand. The quality issue is being aggressively addressed, both internally and with our affected customers. However, it may have further effect on revenue in the second quarter, which is reflected in our guidance."

      Dan Sharkey, Chief Financial Officer, said, "Our first quarter profitability reflected the impact of the packaging quality issue, plus an unfavorable product mix in our materials business. In addition, certain operating expenses were incurred earlier in the year than originally anticipated, including various strategic R&D programs as well as incremental spending for ongoing patent litigation."

      Doug Neugold commented, "We are seeing a very high interest level in our new product offerings, and are also encouraged by the improving near-term wafer start growth expectations of many of our larger customers. For the second quarter, we estimate revenues in the $84 -$88 million range, with diluted earnings per share in the $0.22-$0.27 range."

      A conference call (888.822.9375) to discuss the company's first quarter financial results and business outlook will begin at 11:00 a.m. Eastern time, April 25, 2007. A replay (800.642.1687, passcode 6644185) of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.


                                   -- more --

      ATMI provides specialty materials and high-purity materials handling and delivery solutions to the worldwide semiconductor industry. For more information, please visit atmi.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2007 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to, changes in semiconductor industry growth (including, without limitation, wafer starts) or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses; and other factors described in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties may cause actual results to differ materially from those expressed in our forward-looking statements. ATMI undertakes no obligation to update any forward-looking statements.

                                     # # # #

For more information contact:
      Dean Hamilton
      Director, ATMI Investor Relations & Corporate Communications
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com

                                     # # # #

                                  TABLES FOLLOW













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



                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                             THREE MONTHS ENDED
                                             ------------------
                                                  MARCH 31,
                                                  ---------
                                               2007        2006
                                             -------     -------
Revenues                                     $82,154     $76,936
Cost of revenues                              42,880      40,128
                                             -------     -------
Gross profit                                  39,274      36,808
Operating expenses:
  Research and development                     7,246       6,129
  Selling, general, & administrative          24,552      22,042
                                             -------     -------
  Total operating expenses                    31,798      28,171

Operating income                               7,476       8,637

Other income, net                              1,891       2,370
                                             -------     -------
Income before income taxes                     9,367      11,007

Income taxes                                   3,044       3,577
                                             -------     -------

Net income                                   $ 6,323     $ 7,430
                                             =======     =======


Diluted earnings per share                   $  0.18     $  0.20

Weighted average shares
outstanding                                   35,584      37,809




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



                                   ATMI, INC.
                      SCHEDULE OF EQUITY-BASED COMPENSATION
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)



                                                      THREE MONTHS ENDED
                                                      ------------------
                                                           MARCH 31,
                                                           ---------
                                                     2007 (1)     2006 (2)
                                                     -------      -------
      Cost of revenues                               $   (48)     $   283
      Research and development                            42          227
      Selling, general & administrative                1,867        2,185
                                                     -------      -------

      Total equity-based
      compensation expense                             1,861        2,695
                                                     -------      -------

      Benefit from income taxes                          655          919
                                                     -------      -------

      Equity-based compensation
             Expense, net of income taxes             $1,206      $ 1,776
                                                     =======      =======




(1) Amounts include amortization expense related to stock options of $1.3 million, and restricted stock awards of $0.6 million
      (including performance-based shares), recorded under FAS
      123(R).

(2) Amounts include amortization expense related to stock options of $1.5 million, employee stock purchase plan of $0.2 million, and restricted stock awards of $1.0 million, recorded under FAS
      123(R).




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



                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)



                                                       MARCH 31,    December
                                                         2007          31,
                                                      (UNAUDITED)     2006
                                                       --------     --------
    Assets
       Cash & marketable securities (1)                $207,692     $204,687
       Accounts receivable, net                          56,778       55,867
       Inventories, net                                  47,718       47,339
       Other current assets                              21,852       24,341
                                                       --------     --------
          Total current assets                          334,040      332,234
       Property, plant, and equipment, net               91,749       92,719
       Marketable securities, non-current (1)             7,846       14,379
       Other assets                                      49,166       48,705
                                                       --------     --------
            Total assets                               $482,801     $488,037
                                                       --------     --------

    Liabilities and stockholders' equity
       Accounts payable                                $ 19,995     $ 20,144
       Other current liabilities                         22,995       30,728
                                                       --------     --------
         Total current liabilities                       42,990       50,872
       Non-current liabilities                            3,982        1,669
       Stockholders' equity                             435,829      435,496
                                                       --------     --------
          Total liabilities & stockholders' equity     $482,801     $488,037
                                                       --------     --------



(1) Total cash and marketable securities equaled $215.5 million and $219.1 million at March 31, 2007 and December 31, 2006, respectively.










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